FOR IMMEDIATE RELEASE

ELLINGTON FINANCIAL LLC BOARD OF DIRECTORS DECLARES FOURTH QUARTER

2010 DIVIDEND OF $1.31 PER SHARE

OLD GREENWICH, CT, FEBRUARY 10, 2011 – Ellington Financial LLC (NYSE: EFC) (the “Company”) today announced that its Board of Directors has declared a quarterly dividend1 of $1.31 per common share for the fourth quarter of 2010. The dividend will be paid on March 15, 2011 to shareholders of record on March 1, 2011.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. The Company’s results can fluctuate from month to month and from quarter to quarter depending on a variety of factors, some of which are beyond the Company’s control and/or are difficult to predict, including, without limitation, changes in interest rates, changes in mortgage default rates and prepayment rates, and other changes in market conditions and economic trends. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under the heading “Risk Factors” in Exhibit 99.2 attached to our current Report on form 8-K filed on November 17, 2010, which can be accessed at the SEC’s website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the SEC, including reports on Forms 10-Q,10-K and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ellington Financial LLC

Ellington Financial LLC is a specialty finance company that specializes in acquiring and managing mortgage-related assets, including residential mortgage backed securities backed by prime jumbo, Alt-A and subprime residential mortgage loans, residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government agency or a U.S. Government-sponsored entity and mortgage-related derivatives, as well as corporate debt and equity securities and derivatives. Ellington Financial LLC is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group, L.L.C.

Investor Contact:	Media Contact:
Neha Mathur	Shawn Pattison or Dana Gorman
Vice President	The Abernathy MacGregor Group, for
Ellington Financial LLC	Ellington Financial LLC
(203) 409-3575	(212) 371-5999

1 For U.S. federal income tax purposes, the fourth quarter 2010 dividend will be treated as a partnership distribution. Based on information currently available, the Company estimates that, when calculating U.S. federal withholding taxes, the entire amount of this dividend will be treated as portfolio interest income (as described in Section 871(h) of the Internal Revenue Code). As a result, no portion of this dividend should be considered attributable to income that is subject to U.S. federal withholding tax, including U.S. source dividend income or income effectively connected with a U.S. trade or business. Notwithstanding the foregoing, some portion of future dividends may be considered attributable to U.S. source dividend income, interest income that is not “portfolio interest,” or income effectively connected with a U.S. trade or business, and therefore may be subject to U.S. federal withholding taxes.

The Company does not provide advice on tax matters to its shareholders or to broker/nominees who hold the Company’s shares on behalf of their customers. The information above is provided for information purposes only, is subject to change as more definitive information is obtained by the Company, and does not constitute tax advice. Non-U.S. holders of the Company’s common shares and broker/nominees who hold shares on behalf of such holders are strongly urged to consult with their own tax advisors with regard to the U.S. federal income tax consequences of the dividends paid by the Company. This information is not intended to, and cannot, be used by any taxpayer to avoid penalties that may be imposed under U.S. federal income tax law.